                                                                    Exhibit 7(f)



                                AMENDMENT NO. 3

                                     to the

                         REINSURANCE AGREEMENT NO. 2727
                           EFFECTIVE JANUARY 1, 1999

                                    between

                    PROVIDENT MUTUAL LIFE INSURANCE COMPANY
                                       of
                              Berwyn, Pennsylvania

                                      and

                        ERC LIFE REINSURANCE CORPORATION
                                       of
                            Jefferson City, Missouri


The attached Exhibits A and C - Amended, reflecting revision to the plans covered and revisions to Reinsurance Rates and Allowances, hereby replace Exhibits A and C.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of August 1, 2001.


PROVIDENT MUTUAL LIFE                     ERC LIFE REINSURANCE
INSURANCE COMPANY                         CORPORATION


Approved By: /s/ Scott V. Carney          Approved By: /s/ Elizabeth B. Reinhart
            -----------------------                   --------------------------

Title: Vice President & Actuary           Title: AVP
      -----------------------------             --------------------------------

Date: 12/13/2001                          Date: 12/10/01
      -----------------------------             --------------------------------

                                                                        12/10/01

                              EXHIBIT A - AMENDED
                  (EFFECTIVE AUGUST 1, 2001 - AMENDMENT NO. 3)

                              REINSURANCE COVERAGE
                              --------------------


I. REINSURANCE COVERAGE

   This Agreement will cover a 25% quota-share of

      Life Benefits;

      Disability Waiver Benefits issued with Life Benefits;

      Other Supplementary Benefits or Riders issued with Life Benefits and specifically listed below;

   on the following policy forms:

   PLANS
      Options Premier
      Whole Life 2
      Portfolio 2
      Special Term
      Provflex Universal Life
      Face Amount Increases

   RIDERS
         Additional Insurance Benefit
         Other Insured Term
         Waiver of Premium
         Waiver of Monthly Deductions
         Change of Insured
         Guaranteed Purchase Option
         Long Term Care Acceleration Benefit
         Long Term Care Waiver
         Accelerated Death Benefit

   Reinsurance coverage will provide neither loan nor cash surrender values.




                                       2               12/10/01

                  (EFFECTIVE AUGUST 1, 2001 - AMENDMENT NO. 3)


II.  RETENTION LIMITS OF CEDING COMPANY

     A.   LIFE

                                          Special Classes A-G        Special Classes H-K
        Age at Issue       Standard       Flat Extras $0-10.00       Flat Extras $10.01+
        ------------       --------       --------------------       -------------------
         0-31 days          $25,000              None                       None
     32 days - 2 years      750,000            $500,000                   $375,000
            3-65           1,250,000            875,000                    625,000
           66-70           1,000,000            750,000                    500,000
           71-75            500,000             375,000                    250,000
           76-80            250,000              None                       None
           81-85            125,000              None                       None
            86+              None                None                       None

     The above limits may be exceeded by as much as $25,000 in order to avoid reinsurance.

     B.   DISABILITY WAIVER

          Same as Life; not to exceed face amounts of $5,000,000.

     C.   ACCIDENTAL DEATH BENEFITS

          Not reinsured under this Agreement

III. AUTOMATIC ACCEPTANCE LIMITS

     A.   LIFE

          We will accept automatically the lesser of 4 times your retention or $5,000,000 per insured life. However, the maximum amount of reinsurance per life that we will accept under all automatic reinsurance agreements written between our two companies will not exceed the largest individual acceptance limit shown in the agreements. For the purposes of this Agreement, the maximum binding in all reinsurers is $20,000,000.

          The binding limits are exclusive of your retention.


                                       3                               12/10/01

                  (EFFECTIVE AUGUST 1, 2001 - AMENDMENT NO. 3)


     B.   DISABILITY WAIVER

          We will participate in Disability Waiver Benefits to a maximum of $5,000,000 of Benefit face amount per insured life.


IV.  EXCLUSIONS TO AUTOMATIC REINSURANCE COVERAGE

     Automatic reinsurance coverage will not be available in the following situations:

     1. The policy has been submitted on a facultative, facultative obligatory or initial inquiry basis to us or to any other reinsurer;

     2. The risk is categorized as a "Jumbo Risk", where your underwriting papers indicate that the total life insurance in force and applied for on the insured's life exceeds $50,000,000.

     3.   The policy is part of any special program that you offer, including:

          a) experimental or limited retention programs, including but not limited to cancer, diabetes, aviation or coronary risks;

          b) external replacement and/or conversion programs other than contractual conversions or exchanges of the original policy.

     4. You have retained an amount less than your usual retention limits for the age and table rating of the insured.

     5. The policy is a result of a conversion from group insurance, unless we agree otherwise.


                                       4                               12/10/01

                              EXHIBIT C - AMENDED
                  (EFFECTIVE AUGUST 1, 2001 - AMENDMENT NO. 3)


                        REINSURANCE RATES AND ALLOWANCES
                        --------------------------------

I.  NET AMOUNT AT RISK CALCULATION

    The Net Amount at Risk is any policy year will be the difference between the face amount of life benefit reinsured and the proportionate cash value, taken to the nearest dollar, as of the policy anniversary occurring in that year. When the original policy is issued on a decreasing term plan or on a level term plan with duration of twenty years or less, the cash values will be disregarded.

II. RATES FOR LIFE REINSURANCE

    The YRT Rates (the 1975-80 Select and Ultimate Mortality Tables) shown in this Exhibit are annual rates for standard risks and are per $1,000 of the life benefit reinsured. You will pay us these rates multiplied by the following percentages:

                 Preferred           Standard
   Year          Nonsmoker           Nonsmoker          Smoker
----------       ---------           ---------          ------
    1                0%                  0%                0%
Thereafter          34%                 48%               99%

    The Additional Insurance Benefit and Other Insured Term Rider will be covered, with rates determined in the same manner as for base insureds.

    Long Term Care Acceleration Benefit and Long Term Care Waiver Riders will be coinsured. You will pay us the appropriate portion of the annual premium charged the insured less the following allowances:



                   Renewal
First Year          Years
----------        ---------
   75%               10%





                                       5                               12/17/01

                  (EFFECTIVE AUGUST 1, 2001 - AMENDMENT NO. 3)


     For Change of Insured Riders, you will pay us rates and percentages based on the new insured's issue age and the duration of the policy at the time the exchange was made, i.e., point-in-scale rates.

     For Guaranteed Purchase Option Riders, you will pay us rates and percentages based on the insured's issue age and the duration of the policy at the time the option was exercised.

     No premiums will be payable for the Accidental Death Benefit Rider.

III. POLICY FEE

     No policy fee will be charged.

IV.  RATES FOR SUBSTANDARD TABLE RATINGS

     For substandard risks issued at table ratings, the standard rate will be multiplied by the appropriate mortality factor:

           Table         Mortality          Table         Mortality
           Rating         Factor            Rating         Factor
          --------       ---------         --------       ---------
          1 or A           125%             5 or E           225%
        1 1/2 or AA       137.5%            6 or F           250%
          2 or B           150%             8 or H           300%
        2 1/2 or BB       162.5%           10 or J           350%
          3 or C           175%            12 or L           400%
          4 or D           200%            16 or P           500%


V.   RATES FOR FLAT EXTRA RATINGS

     Substandard risks issued at flat extra ratings will be coinsured. You will pay us the appropriate portion of the flat extra premium charged the insured less the following allowances:

          Duration             First Year        Renewal Years
          --------             ----------        -------------
       Over Five Years            75%                 10%
       Five Years or Less         10%                 10%





                                       6                               12/10/01

                  (EFFECTIVE AUGUST 1, 2001 - AMENDMENT NO. 3)


VI.   RATES FOR DISABILITY WAIVER BENEFIT

      Disability Waiver Benefits will be coinsured. You will pay us the appropriate portion of the annual Disability Waiver Benefit premium charged the insured less the following allowances:

                    ----------------------------------------
                         First Year          Renewal Year
                    ========================================
                            75%                  10%
                    ----------------------------------------

VII.  RATES FOR ACCIDENTAL DEATH BENEFIT

      Accidental Death Benefits are not available under this Agreement.

VIII. PREMIUM TAXES

      We will not reimburse premium taxes for reinsurance ceded under this Agreement.

IX.   RECAPTURE PERIOD

      Recapture will be allowed after 10 years.

X.    CONVERSIONS

      For the purposes of this Agreement, and unless otherwise specifically covered elsewhere, "conversions" will mean continuation, rollovers, exchanges and/or internal replacements.

      a) The rates charged for conversions to plans reinsured under this Agreement will be based on the original issue age of the insured and the current duration of the original policy at the time of the conversion, i.e. point-in-scale basis.

      b) Conversions from plans reinsured under this Agreement to plans reinsured under other Reinsurance Agreements in force between us will be subject to the provisions of the other Agreements, including provisions covering rates, allowances and/or discounts. The rates charged will be based on the original issue age of the insured and the current duration of the original policy, i.e. point-in-scale basis.


                                       7                               12/10/01

                  (EFFECTIVE AUGUST 1, 2001 - AMENDMENT NO. 3)


     c) Conversions from plans reinsured under this Agreement to plans that we do not reinsure will remain under this Agreement. Rates charged will be the YRT Rates shown in this Exhibit, based on the original issue age of the insured and the current duration of the policy at the time of the conversion, i.e. point-in-scale basis.

     d) Reinsurance under the provisions of this Agreement will include coverage for conversions of the Step-1 Plan originally issued under Automatic YRT Agreement No. 729 to plans of insurance covered under this Agreement. Such conversions will not be subject to the twenty-five percent quota share set forth in Article II. For Conversions of policies originally ceded on an automatic basis, you shall recapture at the time of conversion the excess of your retention at issue on the policy being converted up to a maximum of the lessor of:

          i)   the full face amount of the policy; or
          ii)  your retention at the time of conversion.

          Premiums charges for such conversions will be set forth in Exhibit C, based on the original issue age of the insured and the current duration of the policy, i.e. point-in-scale basis. You shall also pay to Phoenix Home Life Mutual Insurance Company a recapture charge, which shall be a single premium calculated at the rates set forth in Exhibit C, for an amount equal to the difference between the amount retained by you at issue and the lesser of:

          i)   the full face amount of the policy; or
          ii)  your retention at the time of recapture.

          The recapture charge will be payable to Phoenix Home Life Mutual Insurance Company at the time the conversion is reported.

          At the your option, an approximation of the above calculation may be made.

          For facultative business ceded under the provisions of Article III, you will not recapture any insurance at the time of conversion.


                                       8                               12/10/01

                  (EFFECTIVE AUGUST 1, 2001 - AMENDMENT NO. 3)

                    PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                             SELECT & ULTIMATE ART

                               RECAPTURE CHARGES
                     FOR $1,000 RECAPTURES UPON CONVERSION


                                     SMOKER

     YEAR          ISSUE       TO
OF CONVERSION       AGE        30       30-39       40-49       50-59       60+
-------------       ---        --       -----       -----       -----       ---

      1                        .95       1.23        2.28        5.15       8.25
      2                       1.10       1.42        2.64        5.97       9.57
      3                       1.18       1.52        2.82        6.39      10.23
      4                       1.22       1.57        2.91        6.59      10.56
      5                       1.14       1.47        2.73        6.18       9.90
      6                       1.06       1.37        2.55        5.77       9.24
      7                        .91       1.18        2.18        4.94       7.92
      8                        .65        .83        1.55        3.50       5.61
      9                        .23        .29         .55        1.24       1.98


                                   NON-SMOKER

     YEAR          ISSUE
OF CONVERSION       AGE        30       30-39       40-49       50-59       60+
-------------       ---        --       -----       -----       -----       ---

      1                        .53        .69        1.27        2.88       4.62
      2                        .72        .93        1.73        3.91       6.27
      3                        .76        .98        1.82        4.12       6.60
      4                        .76        .98        1.82        4.12       6.60
      5                        .68        .88        1.94        3.71       5.94
      6                        .57        .74        1.37        3.00       4.95
      7                        .46        .59        1.09        2.47       3.96
      8                        .27        .34         .64        1.44       2.31
      9                        .08        .10         .18         .41        .66


                                       9                               12/10/01

                  (EFFECTIVE AUGUST 1, 2001 - AMENDMENT NO. 3)

                    PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                             SELECT & ULTIMATE ART

                               RECAPTURE CHARGES
                     FOR $1,000 RECAPTURES UPON CONVERSION


                                   PREFERRED

          YEAR         ISSUE
     OF CONVERSION      AGE       30      30-39      40-49      50-59      60+
     -------------      ---       --      -----      -----      -----      ---

           1                      .46       .59       1.09       2.47      3.96
           2                      .61       .78       1.46       3.30      5.28
           3                      .67       .86       1.59       3.61      5.78
           4                      .65       .83       1.55       3.50      5.61
           5                      .61       .78       1.46       3.30      5.28
           6                      .53       .69       1.27       2.88      4.62
           7                      .42       .54       1.00       2.27      3.63
           8                      .27       .34        .64       1.44      2.31
           9                      .08       .10        .18        .41       .66

XI.  EXPERIENCE REFUND

Reinsurance under this Agreement is not eligible for an Experience Refund.


                                       10                              12/10/01